As filed with the Securities and Exchange Commission on June 20, 2011
Registration No. 333-146883

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2 ON FORM S-1 TO FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

GLOBAL INDUSTRIES CORP.
(Name of small business issuer in its charter)

Nevada	8071	68-0659686
(State or jurisdiction	(Primary Standard	(IRS Employer
of incorporation or	Industrial Classification	Identification No.)
organization)	Code Number)

5405 Wilshire Blvd., Suite 265
Los Angeles, CA 90036
 (Address and telephone number of principal executive offices and principal place of business or intended principal place of business)

5405 Wilshire Blvd., Suite 265
Los Angeles, CA 90036
Telephone: (323) 330-9565
(Name, address and telephone number of agent for service)

Copies to:

David M. Loev		John S. Gillies
The Loev Law Firm, PC		The Loev Law Firm, PC
6300 West Loop South, Suite 280	&	6300 West Loop South, Suite 280
Bellaire, Texas 77401		Bellaire, Texas 77401
Phone: (713) 524-4110		Phone: (713) 524-4110
Fax: (713) 524-4122		Fax: (713) 456-7908

Approximate date of proposed sale to the public: Not applicable.

If any of the Securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ( )

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ( )

If delivery of the Prospectus is expected to be made pursuant to Rule 434, check the following box. ( )

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]
Non-accelerated filer [ ]	Smaller reporting company ☑

DEREGISTRATION OF SECURITIES; TERMINATION OF REGISTRATION STATEMENT

This Post-Effective Amendment No. 2 on Form S-1 (the “Amendment”) to the Registration Statement on Form SB-2 (Registration No. 333-146883) (the “Registration Statement”) filed by Global Industries Corp. (the “Registrant”) and declared effective by the Securities and Exchange Commission (the “Commission”) on January 8, 2008, is being filed to remove from registration and to deregister all of the remaining securities covered by the Registration Statement that have not been sold to date. Neither the Registrant, nor any of the selling stockholders on whose behalf the Registration Statement was originally filed, intends to sell any additional securities under the Registration Statement. Accordingly, the Registrant hereby terminates the effectiveness of the Registration Statement and deregisters all of the remaining securities covered by the Registration Statement that remain unsold as of the date hereof.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all the requirements of filing on Form S-1 and authorized this Registration Statement to be signed on its behalf by the undersigned in the City of Los Angeles, California, June 20, 2011.

GLOBAL INDUSTRIES CORP.

DATED: June 20, 2011

By: /s/ Tristin White
Tristin White
Chief Executive Officer (Principal Executive Officer)
and Principal Financial Officer (Principal Accounting Officer) and sole Director